                                                                     EXHIBIT 4.2


                                WARRANT AGREEMENT

         THIS AGREEMENT is dated as of October 28, 1998, among VISTA ENERGY RESOURCES, INC., a Delaware corporation (the "Company") and American Stock Transfer & Trust Company (the "Warrant Agent").

                                   WITNESSETH:

         WHEREAS, the Company proposes to issue Warrants, as hereinafter described (the "Warrants"), to purchase up to an aggregate of 9,558,403 shares of its common shares, par value $.01 per share, (the "Common Shares") with each whole Warrant evidencing the right to purchase one Common Share; and

         WHEREAS, to provide for the appointment of a Warrant Agent, to provide for countersignature of the Warrants by the Warrant Agent, and to establish the terms and conditions of the Warrants, the Company in and by resolutions of its Board of Directors has duly authorized the execution and delivery of this Warrant Agreement and the execution, issuance and delivery of the certificates evidencing the Warrants (the "Warrant Certificates").

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

         SECTION 1. APPOINTMENT OF WARRANT. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the terms and conditions hereinafter in this Agreement set forth, and the Warrant Agent hereby accepts such appointment. The Company may from time to time appoint such additional or substitute Warrant Agents as it may deem necessary or desirable.

         SECTION 2. FORM OF WARRANT CERTIFICATES. The Warrant Certificates (and the form of election to purchase Common Shares and of assignment to be printed on the reverse thereof) to be delivered pursuant to this Agreement shall be substantially in the form set forth in Exhibit "A" hereto, and may have such letters, numbers of other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Warrant Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may from time to time be listed, or to conform to usage. Each Warrant Certificate shall be dated as of the date of issuance thereof by the Warrant Agent issuing such Warrant Certificate, either upon initial issuance or upon transfer or exchange, and on its face shall entitle the registered holder thereof to purchase one Common Share for each Warrant evidenced by such Warrant Certificate, initially at the price per share set forth therein, but the number of such shares and such price per share shall be subject to adjustments as provided therein.

         SECTION 3. ISSUANCE OF WARRANT CERTIFICATES; COUNTERSIGNATURE AND REGISTRATION.

                  (a) Warrant Certificates not to exceed in the aggregate 9,558,403 Warrants (except as provided in Section 5 hereof) upon the execution of this Warrant Agreement, or from time to time thereafter, may be executed by the Company and delivered to the


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

         Warrant Agent for authentication, and the Warrant Agent shall thereupon authenticate and deliver said Warrant Certificates to or upon the written order of the Company signed by any two of its officers listed in subsection (b) below, without further action by the Company hereunder.

                  (b) The Warrant Certificates shall be executed on behalf of the Company by its Chief Executive Officer, President or any Vice-President and by the Secretary, Treasurer, Assistant Secretary or Assistant Treasurer by facsimile signature. The Warrant Certificates shall be manually countersigned by the Warrant Agent (or by any successor as a Warrant Agent hereunder) and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any Warrant Certificate shall cease to be such officer of the Company before countersignature by a Warrant Agent and issuance and delivery by the Company, such Warrant Certificate, nevertheless, may be countersigned by the Warrant Agent, and issued and delivered with the same force and effect as though the person who signed such Warrant Certificate had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company, to sign such Warrant Certificate although at the date of the execution of this Warrant Agreement any such person was not such an officer. Upon countersignature by the Warrant Agent and delivery, the Warrant Certificate shall be valid and binding upon the Company, and the holder thereof shall be entitled to all the benefits of this Agreement.

                  (c) The Warrant Agent shall keep or cause to be kept at its principal office in New York, New York, books for registration and registration of transfer of the Warrant Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Warrant Certificates. the number of Warrants evidenced on its face by each of the Warrant Certificates, and the date of each of the Warrant Certificates

         SECTION 4. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF WARRANT CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN WARRANT CERTIFICATES. Subject to the provision of Section 13 hereof, any Warrant Certificate, with or without other Warrant Certificates, may be transferred, split up, combined or exchanged for another Warrant Certificate or Warrant Certificates representing in the aggregate a like number of Warrants. Subject to any restriction on transferability that may appear on a Warrant Certificate in accordance with the terms hereof, any registered holder desiring to register the transfer of, or to split up, combine or exchange any Warrant Certificate shall make such request in writing delivered to the Warrant Agent, and shall surrender such Warrant Certificate or Warrant Certificates to the Warrant Agent, at its principal offices maintained for the purpose in New York, New York. Warrant Agent shall require production of proof reasonably satisfactory to it with respect to the identity of the registered holder and the genuineness and effectiveness of any signature on any surrendered Warrant Certificates. Thereupon such Warrant Agent shall countersign and deliver to the person entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as so requested. The Warrant Agent shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Warrant Certificates.


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

         Upon receipt by the Company and the Warrant Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and such Warrant Agent of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrant Certificate if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor for the same number of Warrants to such Warrant Agent for delivery to the registered owner in lieu of the Warrant Certificates so lost, stolen, destroyed or mutilated.

         SECTION 5. SUBSEQUENT ISSUE OF WARRANT CERTIFICATES. Subsequent to their original issuance, no Warrant Certificates shall be issued except (a) Warrant Certificates issued upon any transfer, combination, split up or exchange of Warrants pursuant to Section 4 hereof, (b) Warrant Certificates issued in replacement of mutilated, destroyed, lost or stolen Warrant Certificates pursuant to Section 4 hereof, (c) Warrant Certificates issued pursuant to
Section 6 hereof upon the partial exercise of Warrants represented by any Warrant Certificate to evidence the unexercised Warrants represented by such Warrant Certificate and (d) Warrant Certificates issued pursuant to Sections 10(g) or 19 hereof. All Warrant Certificates shall rank part passu regardless of the actual date of issue thereof.

         SECTION 6. EXERCISE OF WARRANTS; EXERCISE PRICE; EXPIRATION DATE OF WARRANTS.

                  (a) Each Warrant may be exercised on any business day on or after the date of issue until the close of business on the date upon which the warrants issued and outstanding pursuant to that certain Warrant Agreement dated as of November 1, 1990 between Midland Resources, Inc. and Stock Transfer Company of America, Inc. expire by their own terms (such date is herein called the "Expiration Date") or the first business day thereafter if such date is not a regular business day.

                  (b) Subject to the provisions of this Agreement, including
         Section 10, the registered holder of each Warrant shall have the right to purchase from the Company (and the Company shall issue and sell to such holder(s) of a Warrant) one fully paid and non-assessable Common Share at the price set forth in the Warrant Certificate, as such price may be adjusted in accordance with the provisions herein (the "Exercise Price"), upon surrender to the Warrant Agent, at its principal corporate office maintained for that purpose in New York, New York, of the Warrant Certificate evidencing such Warrant, with the form of election to purchase on the reverse thereof duly completed and signed, and upon payment of the Exercise Price. Payment of the Exercise Price shall be in cash or by certified or official bank check or bank draft or money order payable to the order of the Company. Under the terms of this Agreement, Warrants may be issued representing the right to purchase an aggregate of 9,558,403 Common Shares at $4.00 per share.

                  (c) Upon receipt of a Warrant Certificate, with the form of election to purchase duly executed, accompanied by proof reasonably satisfactory the Warrant Agent with respect to the identity of the registered holder and the genuineness and effectiveness of any signature on any surrendered Warrant Certificate, payment of the Exercise Price for the Common Shares to be purchased and an amount (as required by Section 8 hereof) equal to any applicable transfer tax in cash or by certified or official bank check or bank draft or money order payable to the order of the Company, the Warrant Agent receiving such Warrant Certificates shall thereupon promptly (i) requisition from any transfer agent of the Common Shares of the Company certificates for the number of Common Shares to be purchased, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional Common Shares or Warrants, and (iii) promptly after receipt of such certificates cause the same to be delivered to or upon the order of the registered holder of such Warrant Certificate, registered in such name or names as may be designated by such holder, and, when appropriate, after receipt promptly deliver such cash to or upon the order of the registered holder of such Warrant Certificate.

                  (d) In case the registered holder of any Warrant Certificate shall exercise fewer than all of the Warrants evidenced thereby, a new Warrant Certificate evidencing Warrants equivalent to the Warrants remaining unexercised shall be issued by the Warrant Agent to the registered holder of such Warrant Certificate or to his duly authorized assignee, subject to the provisions of Section 13 hereof.

                  (e) The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all monies received for the purchase of Common Shares through the exercise of Warrants.

         SECTION 7. CANCELLATION AND DESTRUCTION OF WARRANT CERTIFICATES. All Warrant Certificates surrendered for the purpose of exercise, exchange, substitution or registration of transfer shall, if surrendered to the Company or to any of its agents, be delivered to the Warrant Agent for cancellation or in cancelled form or, if surrendered to Warrant Agent, shall be cancelled by it. The Company shall deliver to the Warrant Agent for cancellation and retirement, and such Warrant Agent shall so cancel and retire, any other Warrant Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Warrant Agent shall deliver all cancelled Warrant Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Warrant Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

         SECTION 8. RESERVATION AND AVAILABILITY OF COMMON SHARES. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Shares, for the purpose of enabling it to satisfy any obligation to issue Common Shares upon exercise of Warrants, the full number of Common Shares deliverable upon the exercise of all outstanding Warrants.

         Before taking any action which would cause an adjustment pursuant to
Section 10 reducing the Exercise Price, the Company will take any corporate action which may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and non-assessable Common Shares at the Exercise Price as so adjusted.

         The Company covenants that all Common Shares which may be issued upon exercise of Warrants will upon issue be fully paid and non-assessable and free from all taxes, liens, charges and security interests with respect to the issue thereof.

         The Warrant Agent is hereby authorized to requisition from time to time from the transfer agent for the Common Shares, and any subsequent transfer agent of any of the Company's


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

securities issuable upon the exercise of the Warrants, share certificates required to honor outstanding Warrants. The Company hereby directs its present and shall direct any future transfer agent to comply with all such requests. The Company will supply such transfer agent with duly executed share certificates for such purpose and will itself provide or otherwise make available any cash which may be payable as provided in Section 13.

         The Company further covenants and agrees that it will pay when due and payable any and all U.S. federal and state transfer taxes and charges which may be payable us respect of the issuance or delivery of the Warrant Certificates or of any Common Shares upon the exercise of Warrants. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer involved in the transfer or delivery of Warrant Certificates or the issuance or delivery of certificates for Common Shares in a name other than that of the registered holder of the Warrant Certificate evidencing Warrants surrendered for exercise or to issue or deliver any certificates for Common Shares upon the exercise of any Warrants until any such tax shall have been paid (any such tax being payable by the holder of such Warrant Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

         SECTION 9. COMMON SHARE RECORD DATE. Each person in whose name any certificate for Common Shares is issued upon the exercise of Warrants shall for all purposes be deemed to have become the holder of record of the Common Shares represented thereby on, and such certificate shall be dated the date upon which the Warrant Certificate evidencing such Warrants, together with reasonable proof of the identity of the registered holder and the genuineness and effectiveness of any signature on any surrendered Warrant Certificate and payment of the Exercise Price (and any applicable transfer taxes) was duly received by a Warrant Agent. Prior to the exercise of the Warrants evidenced thereby, the holder of a Warrant Certificate shall not be entitled to any rights of a shareholder of the Company with respect to shares for which the Warrants shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions, except as set forth herein, or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

         SECTION 10. ADJUSTMENT OF EXERCISE PRICE, NUMBER OF SHARES OR NUMBER OF WARRANTS. The Exercise Price, the number and kind of securities purchasable upon the exercise of each Warrant and the number of Warrants outstanding shall be subject to adjustment from time to time upon the happening of the events enumerated in this Section 10.

                  (a) In case the Company shall at any time after the date of this Agreement (i) pay a dividend in Common Shares (except dividends on Common Shares payable at the option of the holder in cash or in Common Shares) or make a distribution in Common Shares (or securities exchangeable for or convertible into Common Shares) to holders of all or substantially all of its outstanding Common Shares, (ii) subdivide the outstanding Common Shares, (iii) combine the outstanding Common Shares into a smaller number of Common Shares or (iv) issue by reclassification of its Common Shares other securities of the Company (including any such reclassification in connection with an amalgamation, consolidation or merger in which the Company is the continuing corporation), the Exercise Price, the number and the kind of shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the holder of each Warrant shall be entitled to receive the kind and number of Common Shares or other securities of the Company which he would have owned or have been entitled to, had he exercised immediately prior to the earlier of the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph 10(a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event. Such adjustment shall be made successively whenever any event listed above shall occur.

                  (b) In case the Company shall issue rights, options or warrants to all or substantially all of the holders of its outstanding Common Shares, entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Shares (or securities exchangeable for or convertible into Common Shares) at a price per Common Share (or having an exchange or conversion price per Common Share, with respect to a security exchangeable for or convertible into Common Shares) which is less than 95% of the current Market Price per Common Share (as defined in paragraph (d) below) on the record date for such event, then the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the number of Common Shares outstanding on such record date plus the number of Common Shares which the aggregate offering price of the total number of Common Shares so to be offered (or the aggregate initial exchange or conversion price of the exchangeable or convertible securities so to be offered) would purchase at such current Market Price and of which the denominator shall be the number of Common Shares outstanding on such record date plus the number of additional Common Shares to be offered for subscription or purchase (or into which the exchangeable or convertible securities so to be offered are initially exchangeable or convertible). Such adjustment shall become effective at the close of business on such record date; however, to the extent that Common Shares (or securities exchangeable for or convertible into Common Shares) are not delivered after the expiration of such rights or warrants, the Exercise Price shall be readjusted (but only with respect to Warrants exercised after such expiration) to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of Common Shares (or securities exchangeable for or convertible into Common Shares) actually issued. In case any subscription price may by paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined by the Board of Directors of the Company and shall be described in a statement filed with the Warrant Agent. Common Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation.

                  (c) In case the Company shall distribute to all or substantially all of the holders of its Common Shares (including any such distribution made in connection with an amalgamation, consolidation or merger in which the Company is the surviving corporation) evidences of its indebtedness or assets (other than cash dividends or distributions and dividends payable in Common Shares described in paragraph (a) above and dividends on Common Shares payable at the option of the holder in cash or Common Shares) or shares of the Company of any class other than Common Shares (or securities exchangeable for or convertible into Common Shares) or rights, options or warrants or exchangeable or convertible securities containing the right to subscribe for or purchase


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

         Common Shares (excluding those expiring within 45 days after the record date mentioned in (b) above), then the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date for the determination of shareholders entitled to receive such distribution by a fraction, of which the numerator shall be the current Market Price per Common Share (as defined in subsection (d) of this Section 10) on such record date, less the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive, and described in a statement filed with each of the Warrant Agents) of the portion of the evidences of indebtedness or assets or shares so to be distributed or of such subscription rights or warrants applicable to one Common Share and of which the denominator shall be such current Market Price per Common Share. Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution.

                  (d) For the purpose of any computation under paragraphs (b) and (c) of this Section, the current Market Price per Common Share at any date shall be deemed to be (i) the average of the daily closing prices on tile principal national securities exchange on which the Common Shares are traded for the 15 consecutive trading days commencing 20 trading days before the day in question or (ii) if the Common Shares are not traded on a national securities exchange, the average of the mean between the bid and asked prices in the United States over-the-counter market, as reported by the National Association of Securities Dealers Automated Quotation System (NASDAQ), or if not so quoted, then by The National Quotation Bureau, Inc., or an equivalent generally accepted reporting service, for the 15 consecutive trading days commencing 20 trading days before the day in question. The closing price referred to in clauses (i) and (ii) above shall be the last reported sale price or, in case no reported sale takes place on such day, the average of the reported closing bid and asked prices on the applicable quotation medium.

                  (e) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one percent or more of the Exercise Price; provided, however, that any adjustments which by reason of this paragraph (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 10 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                  (f) Unless the Company shall have exercised its election as provided in paragraph (g) of this Section 10, upon each adjustment of the Exercise Price as a result of the calculations made in paragraphs
         (a), (b) or (c) of this Section 10, each Warrant outstanding prior to the making of the adjustment in the Exercise Price shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of Common Shares (calculated to the nearest hundredth) obtained by (A) multiplying the number of Common Shares purchasable upon exercise of a Warrant prior to adjustment of the number of Common Shares by the Exercise Price in effect prior to adjustment of the Exercise Price and (B) dividing the product so obtained by the Exercise Price in effect after such adjustment of the Exercise Price.

                  (g) The Company may elect on or after the date of any adjustment of the Exercise Price to adjust the number of Warrants, in substitution for any adjustment in the number of Common Shares purchasable upon the exercise of a Warrant as provided in paragraph (f) of this Section 10. Each of the Warrants outstanding after such adjustment of the number of Warrants shall be exercisable for one Common Share. Each Warrant held of record prior to such adjustment of the number of Warrants shall become that number of Warrants (calculated to the nearest hundredth) obtained by dividing the Exercise Price in effect prior to adjustment of the Exercise Price by the Exercise Price in effect after adjustment of the Exercise Price. The Company shall send to each Warrantholder an announcement of its election to adjust the number of Warrants indicating the record date for the adjustment and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Exercise Price is adjusted or any day thereafter, but shall be at least 10 days later than the date such announcement is sent to the Warrant holders. Upon each adjustment of the number of Warrants pursuant to this paragraph (g), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Warrant Certificates on such record date Warrant Certificates evidencing, subject to Section 13, the additional Warrants to which such holders shall be entitled as a result of such adjustment or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Warrant Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Warrant Certificates evidencing all the Warrants to which such holder shall be entitled after such adjustment. Warrant Certificates so to be distributed shall be issued, executed and countersigned in the manner specified in Section 3 (but may bear, at the option of the Company, the adjusted Exercise Price) and shall be registered in the names of the holders of record of Warrant Certificates on the record date specified in the announcement sent to Warrantholders.

                  (h) In case of any capital reorganization of the Company, or of any reclassification of the Common Shares (other than a reclassification of the Common Shares referred to in subsection (a) of this Section 10), or in case of the amalgamation or consolidation of the Company with or the merger of the Company into any other corporation (other than a reclassification of the Common Shares referred to in subsection (a) of this Section 10) or of the sale of the properties and assets of the Company as, or substantially as, an entirety to any other corporation or entity, each Warrant shall, after such capital reorganization, reclassification of Common Shares, consolidation, amalgamation, merger or sale, be exercisable, upon the terms and conditions specified in this Agreement, for the number of shares or other securities, assets or cash to which a holder of the number of Common Shares purchasable (at the time of such capital reorganization, reclassification of Common Shares, consolidation, amalgamation, merger or sale) upon exercise of such Warrant would have been entitled upon such capital reorganization, reclassification of Common Shares, consolidation, amalgamation, merger or sale; and in any such case, if necessary, the provisions set forth in this Section 10 with respect to the rights and interests thereafter of the holders of the Warrants shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares or other securities, assets or cash thereafter deliverable on the exercise of the Warrants.

                  The subdivision or combination of Common Shares at any time outstanding into a greater or lesser number of shares shall not be deemed to be a reclassification of the

         Common Shares for the purposes of this paragraph. The Company shall not effect any such consolidation, amalgamation, merger or sale, unless prior to or simultaneously with the consummation thereof the successor corporation or entity (if other than the Company) resulting from such consolidation, amalgamation or merger or the corporation or entity purchasing such assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Warrant Agent, the obligation to deliver to the holder of each Warrant such shares, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase and the other obligations under this Warrant Agreement.

                  (i) In the event that at any time, as a result of an adjustment made pursuant to this Section 10, the holders of a Warrant or Warrants shall become entitled to purchase any shares or securities of the Company other than the Common Shares, thereafter the number of such other shares or securities so purchasable upon exercise of each Warrant and the Exercise Price for such shares or securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in paragraphs (a) through (h) inclusive, above, and the provisions of Sections 6, 8, 9 and 13, with respect to the Common Shares shall apply on like terms to any such other shares.

                  (j) In any case in which this Section 10 shall require that an adjustment in the Exercise Price be made effective upon the happening of a specified event or as of a record date for a specified event, the Company may elect to defer, until the later of the occurrence of such event and the date that the notice referred to in Section 11 is filed with the Warrant Agent, issuing to the holder of any Warrant exercised after such date or such record date, as the case may be, the Common Shares, if any, issuable upon such exercise over and above the Common Shares, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Common Shares upon the occurrence of the event requiring such adjustment.

         SECTION 11. NOTICES TO WARRANT HOLDERS. Upon any adjustment of the Exercise Price pursuant to Section 10, the Company within 20 days thereafter shall (i) cause to be filed with the Warrant Agent a certificate of a firm of independent public accountants of recognized standing (who may be the regular auditors of the Company) selected by the Board of Directors of the Company setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrants to be issued under Section 10(g) hereof, or the number of Common Shares (or portion thereof) or other property purchasable upon exercise of a Warrant after such adjustment in the Exercise Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause to be given to each of the registered holders of the Warrant Certificates at his address appearing on the Warrant register written notice of such adjustment by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 11.

         In the event of any of the following:

                  (a) the Company shall authorize the issuance to all holders of Common Shares of rights or warrants to subscribe for or purchase Common Shares or of any other subscription rights or warrants; or

                  (b) the Company shall authorize the distribution to all holders of Common Shares of evidences of its indebtedness or assets; or

                  (c) any consolidation, amalgamation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company as, or substantially as, an entirety, or of any reclassification or change of outstanding Common Shares issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or

                  (d) the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

                  (e) the Company proposes to take any action (other than actions of the character described in Section 10(a) except as required under (c) above) which would require an adjustment of the Exercise Price pursuant to Section 10; then the Company shall cause to be filed with the Warrant Agent and shall cause to be given to each of the registered holders of the Warrant Certificates at his address appearing on the Warrant register, at least 20 days (or 10 days in any case specified in clauses (a) or (b) above) prior to the applicable record date hereinafter specified, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of Common Shares to be entitled to receive any such rights, warrants or distribution are to be determined, or (ii) the date on which any such consolidation, merger, amalgamation, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of record of Common Shares shall be entitled to exchange their Common Shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, amalgamation, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 11 or any defect therein shall not affect the legality or validity of any distribution, right, warrant, consolidation, merger, amalgamation, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

         Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of Directors of the Company or any other matter or any rights whatsoever as shareholders of the Company.

         SECTION 12. OBTAINING OF GOVERNMENTAL APPROVALS. The Company will from time to time take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and shall make all securities acts filings under United States federal and state laws which may be or become requisite in connection with the issuance, sale, transfer and delivery of the Warrant Certificates, the exercise of the Warrants and the issuance, sale, transfer and delivery of the Common Shares issued upon exercise of the Warrants.

         SECTION 13. FRACTIONAL WARRANTS AND FRACTIONAL SHARES.

                  (a) The Company shall not be required to issue fractions of Warrants on any distribution of Warrants to holders of Warrant Certificates pursuant to Section 10(g) or to distribute Warrant Certificates which evidence fractional Warrants. In lieu of such fractional Warrants, there shall be paid to the registered holders of Warrant Certificates with regard to which such fractional Warrants would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Warrant. For purposes of this Section 13(a), the current market value of a Warrant shall be the closing price of a Prior Warrant for the trading day immediately prior to the date on which a fractional Warrant would have been otherwise issuable (as determined pursuant to Section 10(d)).

                  (b) If the number of Common Shares purchasable upon the exercise of each Warrant is adjusted pursuant to Section 10(f), the Company shall nonetheless not be required to issue fractions of Common Shares upon exercise of the Warrants or to distribute Common Share certificates which evidence fractional Common Shares. In lieu of fractional Common Shares, there shall be paid to the registered holders Warrant Certificates at the time such Warrants are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a Common Share. For purposes of this Section 13(b), the current marked value of a Common Share shall be the closing price of a Common Share (as determined pursuant to Section 10(d)) for the trading day immediately prior to the date of such exercise.

                  (c) The holder of a Warrant, by the acceptance of the Warrant, expressly waives his right to receive any fractional Warrant or any fractional Common Share upon exercise of a Warrant.

         SECTION 14. RIGHTS OF ACTION. All rights of action in respect of this Agreement are vested in the respective registered holders of the Warrant Certificates; and any registered holder of any Warrant Certificate, without the consent of any Warrant Agent or of the holder of any other Warrant Certificate, may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of his right to exercise the Warrants evidenced by such Warrant Certificate in the manner provided in such Warrant Certificate and in this Agreement.

         SECTION 15. AGREEMENT OF WARRANT CERTIFICATE HOLDERS. Every holder of a Warrant Certificate by accepting the same consents and agrees with the Company and the Warrant Agent and with every other holder of a Warrant Certificate that:

                  (a) transfer of the Warrant Certificates shall be registered on the registry books of the Warrant Agent only if surrendered at the principal corporate trust office of the Warrant Agent set forth in
         Section 4 hereof, duly endorsed or accompanied by a proper instrument of transfer; and

                  (b) prior to due presentment for registration of transfer, the Company and the Warrant Agent may deem and treat the person in whose name the Warrant Certificate is registered as the absolute owner thereof and of the Warrants evidenced thereby (notwithstanding any notations of ownership or writing on the Warrant Certificates made by anyone other than the Company or the Warrant Agent) for all purposes whatsoever, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

         SECTION 16. THE WARRANT AGENT. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

                  (a) The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe such Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant Certificates except as herein otherwise provided.

                  (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company.

                  (c) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate in respect of any action taken in accordance with the opinion or the advice of such counsel, provided such Warrant Agent shall have exercised reasonable care in the selection and continued employment of such counsel.

                  (d) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken in reliance on any notice, resolution, waiver, consent, order, certificates, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                  (e) The Company agrees to pay to the Warrant Agent reasonable compensation for the services rendered by such Warrant Agent in the execution of this Agreement, to reimburse such Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by such Warrant Agent in the execution of this Agreement, and to indemnify such Warrant Agent and hold it harmless against any and all liabilities, including judgments, expenses and counsel fees, for anything done or omitted by such Warrant Agent in connection with this Agreement except as a result of the Warrant Agent's negligence or bad faith.

                  (f) Except as otherwise provided by law, the Warrant Agent and any shareholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to or otherwise act as fully and freely as though it were not a Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

                  (g) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof and of the Warrant Certificate. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence or bad faith.

                  (h) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chief Executive Officer, President or any Vice President, or the Secretary, Treasurer, Assistant Secretary or Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to he taken by it in good faith in accordance with instructions of any such officer.

         SECTION 17. CHANGE OF WARRANT AGENTS. The Warrant Agent may resign and be discharged from its duties under this Agreement by giving to the Company notice in writing, and by giving notice in writing by first class mail, postage prepaid, to each registered holder of a Warrant Certificate at his address appearing in the registry books of the Warrant Agent, specifying a date when such resignation shall take effect, which notice shall be sent at least 30 days prior to the date so specified. The Company may remove the Warrant Agent or any successor warrant agent upon 30 days' notice in writing, mailed to such Warrant Agent and any successor warrant agent and to each transfer agent of the Common Shares by registered or certified mail, and to the holders of Warrant Certificates at their addresses appearing in such registry books. If any Warrant Agent shall resign or shall otherwise become incapable of acting, the Company shall appoint a successor to such Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the registered holder of a Warrant Certificate, then the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a successor to such Warrant Agent. Pending appointment of a successor to a Warrant Agent, either by the Company or by such a court, the duties of such Warrant Agent shall be carried out by the Company. Any warrant agent that is to be the successor of the Warrant Agent or any of its successors, whether appointed by the Company or by such a court, shall be a registered transfer agent, bank or trust company in good standing, incorporated under the laws of any State or of the United States of America, and having its principal office in the United States, and if a bank or trust company, having at the time of its appointment as warrant agent a combined capital and surplus of at least $25,000,000. After appointment, any successor warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor warrant agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor warrant agent, as the case may be. The Company may at any time no earlier than one month after the Expiration Date terminate the appointment of the Warrant Agent.

         SECTION 18. MAINTENANCE OF OFFICE. As long as any of the Warrant Certificates remain unexercised, the Company will maintain an office or agency within the United States, where the Warrant Certificates may be presented for registration, transfer, exchange or exercise pursuant to the terms of this Agreement, and where notices and demands to or upon the Company in respect of the Warrants, Warrant Certificates or this Agreement may be served. The principal address of the Warrant Agent shall be the office or agency for such purposes, which at the date hereof is:

                        American Transfer & Trust Company
                           40 Wall Street, 46th Floor
                            New York, New York 10005

         SECTION 19. ISSUANCE OF NEW WARRANT CERTIFICATES. Notwithstanding any of the provisions of this Agreement or of the Warrants to the contrary, the Company may, at its option, issue new Warrant Certificates evidencing Warrants in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Exercise Price and the number or kind or class of shares of stock or other securities or property purchasable under the several Warrant Certificates made in accordance with the provisions of this Agreement.

         SECTION 20. EXPIRATION OF WARRANTS. To the extent that any Warrant Certificates remain outstanding after the Expiration Date, as set forth in
Section 6(a) hereof, the unexercised Warrants represented thereby shall be void and of no effect.

         SECTION 21. NOTICES. Notices or demands authorized by this Agreement to be given or made by the Warrant Agent or by the holder of any Warrant Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Warrant Agent) as follows:

                          Vista Energy Resources, Inc.
                        550 West Texas Avenue, Suite 700
                              Midland, Texas 79701
                           Attention: C. Randall Hill

Subject to the provisions of Section 17, any notice or demand authorized by this Agreement to be given or made by the Company, or by the holder of any Warrant Certificate to or on the Warrant Agent shall be sufficiently given or made, except as provided in Sections 3 and 6(c), if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                        American Transfer & Trust Company
                           40 Wall Street, 46th Floor
                            New York, New York 10005

Notices or demands authorized by this Agreement to be given by the Company or the Warrant Agent to the holder of any Warrant Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Warrant Agent.

         SECTION 22. SUPPLEMENTS AND AMENDMENTS. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrant Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not adversely affect the interests of the holders of Warrant Certificates.

         SECTION 23. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         SECTION 24. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement, but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrant Certificates.

         SECTION 25. TEXAS CONTRACT. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the [State of Texas] and for all purposes shall be governed and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

         SECTION 26. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         SECTION 27. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

                                   VISTA ENERGY RESOURCES, INC.

                                   By:      /s/      C. Randall Hill
                                      ------------------------------------------
                                   Name:             C. Randall Hill
                                        ----------------------------------------
                                   Title:            Chairman and CEO
                                         ---------------------------------------


                                   AMERICAN STOCK TRANSFER & TRUST COMPANY

                                   By:      /s/      Herbert J. Lemmer
                                      ------------------------------------------
                                   Name:             Herbert J. Lemmer
                                        ----------------------------------------
                                   Title:            Vice President
                                         ---------------------------------------

THIS WARRANT AND THE SHARES OF COMMON SHARES PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR QUALIFIED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL IN REASONABLY ACCEPTABLE FORM AND SCOPE REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION, QUALIFICATION OR OTHER SUCH ACTIONS ARE NOT REQUIRED UNDER ANY SUCH LAWS. THE OFFERING OF THIS SECURITY HAS NOT BEEN REVIEWED OR APPROVED BY ANY STATE'S SECURITIES ADMINISTRATOR. THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER ARE ALSO BENEFITED BY AND SUBJECT TO A REGISTRATION RIGHTS AGREEMENT DATED AS OF OCTOBER 28, 1998, BY AND AMONG THE COMPANY AND THE OTHER PARTIES LISTED THEREIN, COPIES OF WHICH ARE ON FILE WITH THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST AND WITHOUT CHARGE.

                    EXERCISABLE ON OR BEFORE November 1, 2002

No. W.                                                  ________________Warrants

                               WARRANT CERTIFICATE

                          VISTA ENERGY RESOURCES, INC.

                      Initial Warrant Exercise Price $4.00

         This certifies that _______________________ is the registered holder of ________________ (_________) Warrants of Vista Energy Resources, Inc., each of which entitles the holder to purchase one Common Share of Vista Energy Resources, Inc. at an initial exercise price of $4.00 per share, subject to adjustment as provided in the Warrant Agreement. The right to purchase Common Shares of Vista Energy Resources, Inc. may be exercised by the holder by completing the Purchase Form and Certification on the back of this certificate and delivering this certificate with the required payment in cash or by certified or official bank check or bank draft or money order (payable to the order of Vista Energy Resources, Inc.) before the close of business on November 1, 2002 to American Stock Transfer & Trust Company, at its principal office in New York, New York.

         The Warrants evidenced by this certificate are issued under the provisions of a Warrant Agreement dated as of October 28, 1998, among Vista Energy Resources, Inc. and American Stock Transfer & Trust Company, as Warrant Agent, and reference is made to the Warrant Agreement for particulars of the rights and obligations of the holders of Warrants, the Warrant Agent and Vista Energy Resources, Inc. and for the terms and conditions upon which the Warrants are issued and held. The provisions of the Warrant Agreement form part of the Warrants evidenced hereby, and the holder of this certificate, by the acceptance hereof, assents to the provisions of the Warrant Agreement. Holders of Warrants are entitled to receive a copy of the Warrant Agreement without charge upon request made to Vista Energy Resources, Inc. or the Warrant Agent.

         Each certificate for Common Shares issued upon exercise of this Warrant, unless at the time of exercise such shares are registered under the Securities Act of 1933, shall bear the following legend:

         Share Legend. Each certificate for shares of Common Stock issued upon exercise of this Warrant, unless at the time of exercise such shares are registered under the Securities Act of 1993 shall bear the following legend:

         "This security has not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state or other jurisdiction and may not be sold, offered for sale or otherwise transferred unless registered or qualified under said Act and applicable state securities laws or unless the Company receives an opinion of counsel in reasonably acceptable form and scope reasonably satisfactory to the Company that registration, qualification or other such actions are not required under any such laws. The offering of this security has not been reviewed or approved by any state securities administrator. This security is also benefited by and subject to a Registration Rights Agreement dated as of October 28, 1998 between the Company and the other parties listed therein, copies of which are on file with the Company and will be furnished upon written request and without charge."

         Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Securities Act of 1933) shall also bear such legend unless, in the opinion of counsel selected by the holder of such certificate (who may be an employee of such holder) and reasonably acceptable to the Company, the securities represented thereby are no longer subject to restrictions on resale under the Securities Act of 1933.

         Subject to the restrictions set forth above, a registered holder may transfer Warrants by completing the Transfer Form on the back of this certificate. If fewer than all of the Warrants represented by this certificate are to be transferred, the number being transferred should be inserted in the Transfer Form, and a separate certificate for the Warrants being retained will be issued to the transferor. Warrants may be combined into one or more new certificates or may be subdivided into a number of certificates as desired by the holder. If there is to be a change of name of the registered holder in such combination or division, it is necessary to complete the Transfer Form in order to obtain new certificates. Warrants may be transferred, subdivided or combined at the principal corporate office of American Stock Transfer & Trust Company in New York, New York.

         THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE WARRANT AGENT.

         Dated:
                 --------------

                                        VISTA ENERGY RESOURCES, INC.


                                        By:
                                            ------------------------------------
                                        Name:                        , President
                                              -----------------------


                                        By:
                                            ------------------------------------
                                        Name:                        , Secretary
                                              -----------------------


Countersigned and Registered:


-------------------------------
Warrant Agent


By:
    ---------------------------
       Authorized Signature

Void after November 1, 2002

                                  PURCHASE FORM

TO VISTA ENERGY RESOURCES, INC.

The undersigned hereby irrevocably
subscribes for Common Shares of Vista
Resources, Inc. as  indicated below.

NUMBER OF COMMON SHARES SUBSCRIBED FOR

                                                    ----------------------------



                                                    ----------------------------
         TOTAL PRICE $________________

Payment of the purchase price must be made in full at the time of purchase either in cash or by certified or official bank check or bank draft payable to the order of Vista Resources. Inc.


NAME AND ADDRESS    --------------------------      ----------------------------
OF PERSON IN WHOSE            (Name)
NAME PURCHASED
COMMON SHARES ARE   --------------------------
TO BE REGISTERED             (Address)              ----------------------------


Please check if share certificates representing
Common Shares purchased are to be delivered at
the office of the Warrant Agent where this
certificate is surrendered failing which the
share certificates will be mailed.
                                                    ----------------------------



                                                    ----------------------------

                                  CERTIFICATION

         The undersigned hereby certifies that he, she or it is:

         a. an "accredited investor" as that term is defined in Regulation D promulgated pursuant to the Securities Act of 1933 or any successor regulation, as such provisions may be in effect on the date hereof, and is an "accredited investor" pursuant to Section of such provision; or

         b. is knowledgeable, sophisticated and experienced in business and financial matters and in securities similar to the Common Stock; is aware of the limitation on the transfer of the Common Stock imposed by applicable securities laws and any limitations on transfer imposed by contracts with the Company or others; and has had access to, or been furnished with, all information about the Common Stock and the Company deemed necessary to conclude that he, she or it has the ability to bear the economic risk of the investment in the Common Stock and to afford the complete loss of such investment.

         IN WITNESS WHEREOF, the undersigned has executed this CERTIFICATION this ____ day of ____________, 199__.


For Individuals:                              For Entities:


---------------------------                   ----------------------------------
Signature                                     Printed Name of Entity

                                              By:
---------------------------                       ------------------------------
Printed Name                                  Name:
                                                    ----------------------------
                                              Title:
                                                     ---------------------------

If any warrants represented by this certificate are not being exercised, a new warrant certificate will be issued in the name of the registered holder of this certificate and mailed to the address of the holder entered on the books of Vista Energy Resources, Inc.

------------------------------                 ---------------------------------
           (Date)                                   (Subscriber's Signature)

                                  TRANSFER FORM

For value received, the undersigned
hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
                           (Print Name of Transferee)

--------------------------------------------------------------------------------
                             (Address of Transferee)

--------------------------------------------------------------------------------
                        (Number of Warrants Transferred)

Warrants of Vista Energy Resources, Inc. represented by this Certificate and does hereby irrevocably constitute and appoint


--------------------------------------------------------------------------------

as attorney to transfer the said Warrants on the books of Vista Energy Resources, Inc., with full power of substitution

Date:
     ----------------------------

---------------------------------           ------------------------------------
       Signature Guarantee                      Signature of Registered Holder

NOTICE: The signature of the registered holder must correspond in every particular with the name appearing on the face of this certificate without any change whatsoever.